                                                                    EXHIBIT 4.11

                                                                  EXECUTION COPY


               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


                  AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of March 15, 2002 by and among AVIALL, INC. (the "COMPANY"), a Delaware corporation, J. H. Whitney Mezzanine Fund, L.P. ("WMF"), a Delaware limited partnership, Whitney Private Debt Fund, L.P. ("WHITNEY DF"), a Delaware limited partnership, Whitney Limited Partner Holdings, LLC, a Delaware limited liability company ("WHITNEY LLC" and together with WMF and Whitney DF, the "WHITNEY FUNDS"), Blackstone Mezzanine Partners L.P. ("BLACKSTONE PARTNERS"), a Delaware limited partnership, Blackstone Mezzanine Holdings L.P. ("BLACKSTONE HOLDINGS" and together with Blackstone Partners "BLACKSTONE"), a Delaware limited partnership, Carlyle High Yield Partners, L.P. a Delaware limited partnership ("CARLYLE") and Oak Hill Securities Fund, L.P., a Delaware limited partnership, Oak Hill Securities Fund II, L.P., a Delaware limited partnership, Lerner Enterprises, L.P. and P & PK Family Limited Partnership (collectively, "OAK HILL"). The Whitney Funds, Blackstone, Carlyle and Oak Hill are sometimes referred to herein individually, as a "PURCHASER" and collectively, as the "PURCHASERS."

                                   WITNESSETH:

                  WHEREAS, pursuant to the terms of the Securities Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of December 17, 2001, by and among the Company, Aviall Services, Inc. and the Purchasers, and as a condition precedent to the Purchasers consummating the transactions in the Purchase Agreement, the Company was required to duly execute and deliver that certain Registration Rights Agreement by and among the Company, Aviall Services, Inc. and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT") dated as of December 21, 2001; and

                  WHEREAS, pursuant to the Registration Rights Agreement the Company and the other parties thereto agreed to provide for the circumstances under which the Company will register securities of the Company on behalf of such other parties; and

                  WHEREAS, as an inducement to the Purchasers to consummate the transactions contemplated by the Purchase Agreement and in consideration of the premises and of the mutual covenants and obligations set forth therein, the Company made covenants and agreed to the provisions of the Registration Rights Agreement with the parties thereto, and with each subsequent holder of Restricted Stock (as defined in the Registration Rights Agreement); and

                  WHEREAS, pursuant to a side-letter dated as of December 17, 2001 (the "SIDE LETTER") certain Holders (as such term is defined in the Registration Rights Agreement) have elected to take Warrants (as such term is defined herein) in lieu of Mezzanine Equity (as such term is defined in the Purchase Agreement).

                  NOW THEREFORE, the parties to the Registration Rights Agreement hereby agree to amend and restate the Registration Rights Agreement as provided herein.

                  SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

                  "CARLYLE REGISTRATION RIGHTS AGREEMENT" shall mean that certain Registration Rights Agreement dated as of December 21, 2001, by and among the Company, Carlyle Partners III, L.P. and the other Purchasers identified therein.

                  "CERTIFICATE OF INCORPORATION" shall mean the Certificate of Incorporation of the Company, as amended, in effect on the date hereof.

                  "COMMISSION" shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

                  "COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

                  "HOLDER" shall mean each Purchaser, for so long as it holds any Common Stock or Warrant, and each of its successors, assigns and direct and indirect transferees who become owners of the Common Stock or any Warrant.

                  "PARITY STOCK" shall mean the Registrable Securities (as defined in the Carlyle Registration Rights Agreement).

                  "PURCHASERS" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

                  "REGISTRATION EXPENSES" shall mean the expenses so described in Section 7 hereof.

                  "RESTRICTED STOCK" shall mean the shares of Common Stock issued or issuable to the Holders upon exercise of the Warrants, the certificates for which are required to bear the legend set forth in Section 2 hereof, provided, however, a share of Common Stock is no longer Restricted Stock if (i) it has been sold pursuant to a registration statement or (ii) it is eligible for resale under Rule 144(k) promulgated under the Securities Act. For the avoidance of doubt, any reference in this Agreement to Restricted Stock held by a Holder, shall include any and all shares of Common Stock issuable upon the exercise of any Warrant held by such Holder.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "SELLING EXPENSES" shall mean the expenses so described in
Section 7 hereof.

                  "THRESHOLD AMOUNT" shall mean those Holders holding at least 30% of the Restricted Stock then outstanding or issuable upon exercise of all outstanding Warrants.

                  "WARRANTS" shall mean the warrants to purchase shares of Common Stock issued to Holders as contemplated by the Side Letter.

                  SECTION 2. RESTRICTIVE LEGEND. Each certificate representing the Restricted Stock and, except as otherwise provided in Section 3 hereof, each certificate issued upon exchange or transfer of any such securities shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

                  SECTION 3. NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of any Restricted Stock (other than under the circumstances described in Section 4 or 5 hereof), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon such holder shall be entitled to transfer such securities in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer by a holder of Restricted Stock which is a partnership to a partner or employee of such holder or a retired partner or retired employee of such holder who retires after the date hereof, or to the estate of any such partner, retired partner, employee or retired employee, or a transfer by gift, will or intestate succession from any holder of Restricted Stock to his or her spouse or members of his or her or his or her spouse's family or a trust for the benefit of any of the foregoing persons, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were an original holder of Restricted Stock hereunder. All Restricted Stock transferred as above provided shall bear the legend set forth in Section 2, except that such securities shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 of the Securities Act (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

                  SECTION 4. REQUIRED REGISTRATION.

                          (a) A Threshold Amount of Holders may, by written notice, request that the Company register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting Holders for sale in the manner specified in such notice; provided, however, that the Company shall not be obligated to register Restricted Stock pursuant to such request: (i) unless at the time of such request, all of the requesting Holders shall hold (or would hold, upon exercise of any Warrants held by them) in the aggregate 2.0% or more of all outstanding shares of Common Stock on a fully diluted basis; (ii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration when it was not then so qualified and had not filed such a consent; (iii) if counsel to the Company opines to the requesting Holders that the filing of such a registration statement would require the disclosure of material non-public information about the Company, the disclosure of which could have a material adverse effect on the business or financial condition of the Company, in which event no such registration statement shall be filed until the later of the lapse of 30 days from the issuance of the opinion of Company counsel or the issuance of a subsequent opinion that such information is no longer required to be disclosed, is not material or non-public, or its disclosure would not have a material adverse effect on the business or financial condition of the Company; provided, however, that the Company may not exercise its right under this clause
         (iv) more than twice in any 12-month period; or (v) the proposed aggregate public offering price of the securities is less than $4,000,000.

                          (b) Promptly following receipt of any notice under this Section 4, the Company shall promptly give written notice to all other Holders from whom notice has not been received and shall file and use its commercially reasonable best efforts to have declared effective by the Commission a registration statement under the Securities Act for the public sale, in accordance with the method of disposition specified in such notice from requesting holders, of the number of shares of Restricted Stock specified in such notice (and in any notices received from other Holders of Restricted Stock within 20 days after the date of such notice from the Company). If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of the Holders participating in such registration who own a majority in interest of the Restricted Stock requested to be included in such registration by such Holders, which approval shall not be unreasonably withheld. The number of shares of Restricted Stock to be included in such an underwriting shall be reduced (pro rata among all Holders requesting such registration, under this Section 4, to participate in such registration based upon the number of shares of Restricted Stock owned by such Holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold therein. For purposes of making any such reduction, each Holder of Restricted Stock which is a partnership, together with the affiliates, partners, employees, retired partners and retired employees of such Holder, the estates and family members of any such partners, employees, retired partners and retired employees and of their spouses, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "person", and any pro rata reduction with respect to such "person" shall be based upon the aggregate number of shares of Restricted Stock owned by all entities and individuals included as such "person," as defined in this sentence (and the aggregate number so allocated to such "person" shall be allocated among the entities and individuals included in such "person" in such manner as such holder of Restricted Stock may reasonably determine). The Company shall be obligated to register Restricted Stock pursuant to requests made by a Threshold Amount of Holders under this Section 4 on two occasions only (subject to reduction under Section 5(b) below); provided, however, that the Company's obligation as to such occasion shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in the notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

                          (c) The Company shall be entitled to include in any registration statement referred to in this Section 4 for which the method of distribution is an underwritten public offering, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter, such inclusion would adversely affect the marketing of the Restricted Stock to be sold. Except as set forth in this Section 4, no securities shall be included in any registration statement referred to in this Section 4 without the prior written consent of the holders of a majority in interest of the Holders' Restricted Stock to be included in such registration. Except with respect to registration statements on Forms S-8 and S-4, the Company will not file with the Commission any other registration statement with respect to its Common Stock (other than any Registration Statement filed pursuant to the Carlyle Registration Rights Agreement) whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 4 until the date that is 120 days after the effective date of the registration statement filed by the Company pursuant to this Section 4.

                  SECTION 5. INCIDENTAL REGISTRATION; FORM S-3 REGISTRATION.

                           (a) If the Company at any time (other than pursuant to Section 4 hereof and other than pursuant to the Carlyle Registration Rights Agreement) proposes to register any of its securities for cash under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-4 and Form S-8, any successor form thereto, or another form not available for registering Restricted Stock for sale to the public), each such time it will give written notice to all Holders of its intention to do so. Upon the written request of any such Holder, given within 20 days after the date of any such notice, to register any of its Restricted Stock, the Company will use its commercially reasonable efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holder (in accordance with its written request) of such Restricted Stock so registered. The Company may withdraw any such registration statement before it becomes effective or postpone the offering of securities contemplated by such registration statement without any obligation to any Holder. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, such Restricted Stock shall be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration. The number of shares of Restricted Stock to be included in registration for the account of the Company may be reduced (pro rata among the requesting Holders and any holders of Parity Stock requesting such registration) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that if any shares are to be included in such underwriting for the account of any person other than the Company (other than any holder of any shares of Parity Stock), the number of shares to be included by any such person shall be reduced first; and provided further, however, that the number of any such shares held by any person other than the Holders and holders of Parity Stock shall be reduced before the number of any such shares held by the Holders and holders of Parity Stock is reduced. With respect to the first proviso of the preceding sentence, if the Company elects to reduce pro rata the amount of Restricted Stock proposed to be offered in the underwriting for the accounts of all persons other than the Company, for purposes of making any such reduction, each holder of Restricted Stock or Parity Stock which is a partnership, together with the affiliates, partners, employees, retired partners and retired employees of such holder, the estates and family members of any such partners, employees, retired partners and retired employees and of their spouses, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "person," and any pro rata reduction with respect to such "person" shall be based upon the aggregate number of shares of Restricted Stock or Parity Stock, as the case may be, owned by all entities and individuals included as such "person", as defined in this sentence (and the aggregate number so allocated to such "person" shall be allocated among the entities and individuals included in such "person" in such manner as such holder of Restricted Stock or Parity Stock, as the case may be, may reasonably determine). Notwithstanding anything to the contrary contained in this Section 5, in the event that there is an underwritten offering of securities of the Company pursuant to a registration covering Restricted Stock and a selling Holder does not elect to sell his, her or its Restricted Stock to the underwriters of the Company's securities in connection with such offering, such holder shall refrain from selling such Restricted Stock not registered pursuant to this Section 5 during the period of distribution of the Company's securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that such holder shall, in any event, be entitled to sell its Restricted Stock in connection with such registration commencing on the 180th day after the effective date of such registration statement.

                           (b) If, at a time when Form S-3 is available for such registration, the Company shall receive from any Holder a written request or requests that the Company effect a non-underwritten registration on Form S-3 of any such holder's Restricted Stock, the Company will promptly give written notice of the proposed registration to all other Holders and, as soon as practicable, effect such registration and all such related qualifications and compliances as may be requested and as would permit or facilitate the sale and distribution of all Restricted Stock as are specified in such request and any written requests of other Holders given within 20 days after receipt of such notice. The Company shall not be required to file a registration statement under Form S-3 if it would not be required to file a registration statement under Section 4 hereof pursuant to
         Section 4(a)(iii). The Company shall only be required to effect four registrations under this Section 5(b), and each two registrations under this Section 5(b) will count as one registration under Section 4 above.

                  SECTION 6. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 5 hereof to use its commercially reasonable best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company shall promptly:

                           (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4 hereof, shall be on Form S-3 or other form of general applicability satisfactory to a majority of the Holders of Restricted Stock to be included therein) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided) or the date on which the Holders may sell all of the Restricted Stock covered by such registration statement without restriction pursuant to Rule 144A;

                           (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in
         Section 6 (a) above and as to comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                           (c) furnish to each seller and to each underwriter, without charge, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement in accordance with applicable law and the disclosure set forth in such prospectus;

                           (d) use its commercially reasonable best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter shall reasonably request in writing;

                           (e) immediately notify each holder of Restricted Stock covered by such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                           (f) furnish, at the request of any Holder of Restricted Stock, on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating (A) that such registration statement has become effective under the Securities Act, (B) that, to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act and (C) that the registration statement and the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need not express any opinion as to financial statements contained therein), and to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or such seller may reasonably request;

                           (g) make available for inspection by representatives of the Holders of a majority of the Restricted Stock being sold, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant retained by such seller or underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably deemed necessary by such Holders and its subsidiaries, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such selling Holder, underwriter, attorney or accountant in connection with such registration statement as is customary for similar due diligence examinations during normal business hours at the offices where such information is normally kept;

                           (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission;

                           (i) use its commercially reasonable best efforts to cause all Restricted Stock covered by the registration statement to be listed on each securities exchange or market, if any, on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

                           (j) make available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Sections 11(a) of the Securities Act and Rule 158 thereunder;

                           (k) cooperate and assist in any filings required to be made with the New York Stock Exchange and the National Association of Securities Dealers, Inc., including in order for the Restricted Stock to be admitted to listing on the New York Stock Exchange;

                           (l) notify each Holder of Restricted Stock registered by a registration statement (i) when such registration statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the Commission or any state securities authority for post-effective amendments and supplements to a registration statement and prospectus or for additional information after such registration statement has become effective, (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (iv) in the case of a registration, if, between the effective date of a registration statement and the closing of any sale of Restricted Stock, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects; and

                           (m) in the event of any underwritten public offering, use its commercially reasonable best efforts to commence a road show (and make senior management available to participate in such road show) in order to help facilitate the marketing of such Restricted Stock.

                  For purposes of Sections 6(a) and (b) above and of Section 4(c) hereof, the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the sale of all Restricted Stock covered thereby.

                  In connection with each registration hereunder, the selling holders of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be necessary in order to assure compliance with Federal and applicable state securities laws.

                  Any holder of Restricted Stock, and their permitted transferees, receiving any written notice from the Company regarding the Company's plans to file a registration statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

                  In connection with each registration pursuant to Sections 4 and 5 hereof covering an underwritten public offering, the Company agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature.

                  SECTION 7. EXPENSES. All expenses incurred by the Company in complying with Sections 4 and 5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance and fees and expenses of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are herein called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are herein called "Selling Expenses." The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 4 or 5 hereof. All Selling Expenses incurred in connection with any sale of Restricted Stock by any participating seller shall be borne by such participating seller, or by such persons other than the Company as they may agree.

                  SECTION 8. INDEMNIFICATION. In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 4 or 5 hereof, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder and each other person, if any, who controls such seller within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages, expenses or liabilities, joint or several, to which such seller or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such seller and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, of Restricted Stock or such controlling person for use in such registration statement or prospectus.

                  In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 4 or 5 hereof, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages, expenses or liabilities, joint or several, to which the Company or such officer or director or underwriter or controlling person may become subject, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such seller from the sale of Restricted Stock covered by such registration statement. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this

Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified party as aforesaid, (ii) the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or that the interests of the indemnified party conflict with the interests of the indemnifying party, or (iii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnification provided for in the first two paragraphs of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Restricted Stock, on the other, in connection with the statement or omissions which resulted in such losses, claims, damages, liabilities or actions, as well as any other relevant equitable considerations including, without limitation, the failure to give any notice under the second paragraph of this Section 8. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the sellers of such Restricted Stock, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the sellers of Restricted Stock agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if all of the sellers of Restricted Stock were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this and the immediately preceding paragraph, the sellers of such Restricted Stock shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement of omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The indemnification of underwriters provided for in this
Section 8 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters and the indemnification of the sellers of Restricted Stock in such underwriting shall, at the sellers' request, be modified to conform to such terms and conditions. Upon the reasonable request of any stockholder selling Restricted Stock pursuant to a registration statement or any underwriter of such stock, the Company shall obtain, if reasonably available, an insurance policy covering the risks described above in this Section 8 in an amount and with a deductible reasonably requested by such seller or underwriter and naming such seller, any underwriter of such stock and any person controlling such seller or underwriter as beneficiaries. The costs of obtaining and maintaining any such insurance shall be borne by the Company.

                  SECTION 9. CHANGES IN COMMON STOCK. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted by this Agreement shall continue with respect to the Common Stock as so changed.

                  SECTION 10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the other parties hereto as follows (which representations and warranties shall survive the execution and delivery of this Agreement):

                           (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its subsidiaries.

                           (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

                  SECTION 11. RULE 144 REPORTING. The Company agrees with each of the other parties hereto as follows:

                           (a) The Company shall make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act.

                           (b) The Company shall file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") as and when required by the Exchange Act.

                           (c) The Company shall furnish to each holder of Restricted Securities forthwith upon reasonable request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents so filed as such holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Restricted Securities to sell any such securities without registration.

                  SECTION 12. MISCELLANEOUS.

                           (a) The obligations under Section 3 and the rights arising under Sections 4 and 5 shall terminate as to a Holder when (i) such a Holder is no longer an "affiliate" as used in Rule 144 and (ii) such a Holder is permitted to sell all Restricted Stock then held by it pursuant to Rule 144(k).

                           (b) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Securities shall inure to the benefit of any and all subsequent holders from time to time of the Restricted Stock for so long as the certificates representing the Restricted Stock shall be required to bear the legend specified in Section 2 hereof.

                           (c) All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery:

                           (i)      if to the Company:

                                    2750 Regent Boulevard
                                    DFW Airport, TX  75261
                                    Telecopier:  (972) 586-1000
                                    Attention:  Jeffrey J. Murphy

                                    with a copy to:
                                    Haynes and Boone, LLP
                                    901 Main Street, Suite 3100
                                    Dallas, Texas  75202
                                    Telecopier No.:  214.200.0676
                                    Attention:  Janice V. Sharry

                           (ii)     if to WMF, Whitney DF or Whitney LLC

                                    c/o Whitney & Co.
                                    177 Broad Street, 1st Floor
                                    Stamford, Connecticut 06901
                                    Telecopier No.:  (203) 973-1422
                                    Attention: Michael Salvatore
                                    James H. Fordyce
                                    Joseph D. Carrabino, Jr.
                                    James A. Feeley, III
                           with a copy to:

                                    Chadbourne & Parke, LLP
                                    30 Rockefeller Plaza
                                    New York, NY  10112
                                    Telecopier No.:  (212) 541-5369
                                    Attention:  Thomas C. Meriam

                           (iii)    if to Blackstone:

                                    The Blackstone Mezzanine Group
                                    345 Park Avenue
                                    New York, NY  10154
                                    Attention:  Sal Gentile
                                    Telecopier No.:  212.583.5482

                           (iv)     if to Carlyle:

                                    The Carlyle Group
                                    250 Madison Avenue
                                    41st Floor
                                    New York, New York 10022
                                    Attention:   Michael Zupon
                                                 David Waxman

                           with a copy to:

                                    Latham & Watkins
                                    555 11th Street, N.W.
                                    Suite 1000
                                    Washington, DC  20004
                                    Telecopier No.:  (202) 637-2201
                                                                   -
                                    Attention:  Daniel T. "Dan" Lennon

                           (v)      if to Oak Hill Securities Fund, L.P.:

                                    Oak Hill Securities Fund, L.P.
                                    Park Avenue Tower
                                    65 East 55th Street
                                    New York, NY  10022
                                    Telecopier No.:
                                    Attention:  Scott Krase

                           (vi)     if to the Oak Hill Securities Fund II, L.P.:

                                    Oak Hill Securities Fund II, L.P.
                                    Park Avenue Tower
                                    65 East 55th Street
                                    New York, NY  10022
                                    Attention:  Scott Krase

                           (viii)   if to Lerner Enterprises, LP

                                    Oak Hill Asset Management, Inc.
                                    Park Avenue Tower
                                    65 East 55th Street
                                    32nd Floor
                                    New York, NY  10022
                                    Attention:  Megan McCann

                                    And to:

                                    Lerner Enterprises
                                    11501 Huff Court
                                    Kensington, Maryland  20895-1094
                                    Attention:  Margaret Mekenie

                           (ix)     if to P & PK Family Limited Partnership

                                    Oak Hill Asset Management, Inc.
                                    Park Avenue Tower
                                    65 East 55th Street
                                    32nd Floor
                                    New York, NY  10022
                                    Attention:  Megan McCann



         or to such other address or addresses as shall have been furnished in writing to the other parties hereto. Each holder agrees, at all times, to provide the Company with an address for notices hereunder.

                           All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five Business Days (as defined in the Purchase Agreement) after being deposited in the mail, postage prepaid; or if telecopied, when receipt is acknowledged.

                           (d) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

                           (e) (I) EACH PARTY TO THIS AGREEMENT HEREBY
         IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE

         SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 12(C), SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

                           (II) THE COMPANY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE COMPANY (X) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PURCHASER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (Y) ACKNOWLEDGES THAT THE PURCHASERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

                           (f) This Agreement and the Purchase Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing. For the avoidance of doubt, this Agreement supercedes the Registration Rights Agreement and the Registration Rights Agreement shall be of no further force or effect.

                           (g) Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                           (h) The Company (on the one hand) and the Purchasers (on the other hand) agree that any amendment to the Federal securities laws (and regulations promulgated thereunder (and related registration forms), and related state securities laws shall not affect the substantive registration requirements (and other obligations of the Company) set forth in this Agreement; and, following any such amendment, the Company shall continue to be required to cause the registration of Restricted Stock (and pay all Registration Expenses and provide indemnification) under the Federal securities laws, as amended, in a manner consistent to carry out the intent and purposes of (and on terms as similar as practicable as the terms set forth in) this Agreement.

                           (i) If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                         AVIALL, INC.


                         By:  /s/ Jeffrey J. Murphy
                            ----------------------------------------------------
                            Name:  Jeffrey J. Murphy
                            Title: Senior Vice President, Law and Human
                                   Resources, Secretary and General Counsel


                         J. H. WHITNEY MEZZANINE FUND, L.P.


                               By:  Whitney GP, LLC,
                                     Its General Partner

                         By:  /s/ Joseph D. Carrabino, Jr.
                            ----------------------------------------------------
                            Name:  Joseph D. Carrabino, Jr.
                            Title: Managing Member


                         WHITNEY PRIVATE DEBT FUND, L.P.

                               By: Whitney Private Debt GP, LLC
                                    Its General Partner

                         By:  /s/ Joseph D. Carrabino, Jr.
                            ----------------------------------------------------
                            Name:  Joseph D. Carrabino, Jr.
                            Title: Managing Member


                         WHITNEY LIMITED PARTNER HOLDINGS, LLC


                         By:  /s/ Joseph D. Carrabino, Jr.
                            ----------------------------------------------------
                            Name:  Joseph D. Carrabino, Jr.
                            Title: Managing Member


                         BLACKSTONE MEZZANINE PARTNERS L.P.

                               By:   Blackstone Mezzanine Associates, L.P.
                                      Its General Partner

                               By:   Blackstone Mezzanine Management Associates,
                                      L.L.C.
                                       Its General Partner

                         By: /s/ Howard Gellis
                            ----------------------------------------------------
                            Name:  Howard Gellis
                            Title: Member

                         BLACKSTONE MEZZANINE HOLDINGS L.P.

                               By:   Blackstone Mezzanine Associates, L.P.
                                      Its General Partner

                               By:   Blackstone Mezzanine Management Associates,
                                      L.L.C.
                                       Its General Partner

                         By: /s/ Howard Gellis
                            ----------------------------------------------------
                            Name:  Howard Gellis
                            Title: Member


                         CARLYLE HIGH YIELD PARTNERS, L.P.


                         By:    /s/ Mark Alter
                            ----------------------------------------------------
                            Name:  Mark Alter
                            Title: Managing Director


                         OAK HILL SECURITIES FUND, L.P.

                               By:   Oak Hill Securities GenPar, L.P.
                                      Its General Partner

                               By:   Oak Hill Securities MGP, Inc.
                                      Its General Partner

                         By:    /s/ Scott D. Krase
                            ----------------------------------------------------
                            Name:  Scott D. Krase
                            Title: Authorized Signatory


                         OAK HILL SECURITIES FUND II, L.P.

                               By:   Oak Hill Securities GenPar II, L.P.
                                      Its General Partner

                               By:   Oak Hill Securities MGP II, Inc.
                                      Its General Partner

                         By:    /s/ Scott D. Krase
                            ----------------------------------------------------
                            Name:  Scott D. Krase
                            Title: Authorized Signatory

                         LERNER ENTERPRISES, L.P.

                               By: Oak Hill Asset Management, Inc.
                                    As Advisor and Attorney-in-Fact to Lerner
                                    Enterprises, L.P. (OHP Account)

                         By:    /s/ Scott D. Krase
                            ----------------------------------------------------
                            Name:  Scott D. Krase
                            Title: Authorized Signatory


                         P & PK FAMILY LIMITED PARTNERSHIP

                             By: Oak Hill Asset Management, Inc.
                                   As Advisor and Attorney-in-Fact to P & PK
                                   Family Limited Partnership (OHP account)

                         By:    /s/ Scott D. Krase
                            ----------------------------------------------------
                            Name:  Scott D. Krase
                            Title: Authorized Signatory





                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]